UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

September 29, 2023
Date of Report (Date of earliest event reported)

ChampionX Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-38441	82-3066826
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
2445 Technology Forest Blvd
Building 4, 12th Floor
The Woodlands, Texas 77381
(Address of principal executive offices and zip code)
(281) 403-5772
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	CHX	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01    Entry into a Material Definitive Agreement.

On September 29, 2023 (the “Effective Date”), ChampionX Corporation (the “Company”) entered into Amendment No. 1 to Amended and Restated Credit Agreement (the “First Amendment”), by and among, inter alios, the Company, as borrower, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, which amends that certain Amended and Restated Credit Agreement dated as of June 7, 2022 (the “Existing Credit Agreement”) by and among, inter alios, the Company, as borrower, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

The First Amendment, among other things, amends certain terms of the Existing Credit Agreement, including without limitation, to reprice the Company’s approximately $620 million of existing term loans, in connection with which new term loans in the same amount were issued (the “Term B-2 Loans”).
The Term B-2 Loans bear interest, at the Company’s option, at a per annum rate of (i) an adjusted SOFR Rate plus 2.75% per annum or (ii) a base rate equal plus 2.75%.
The Company may voluntarily prepay amounts outstanding under the Term B-2 Loans in whole or in part at any time without premium or penalty (other than a 1.00% premium payable during the six months following the Effective Date on the amount of loans prepaid or repaid in connection with a repricing transaction), subject to the payment of customary breakage costs in the case of SOFR rate loans.
All other material terms of the Existing Credit Agreement remain unchanged and all obligations of the Existing Credit Agreement, as amended by the First Amendment, continue to be guaranteed by substantially all of the Company’s wholly owned material domestic subsidiaries. All obligations under the Restated Credit Agreement, and the guarantees of those obligations (as well as certain cash management obligations, interest rate hedging, foreign currency hedging and other swap agreements) are secured by substantially all of the Company’s and each guarantor’s material assets.
The foregoing description of the First Amendment is not intended to be complete and is qualified in its entirety by reference to the First Amendment, a copy of which is attached hereto as Exhibit 10.1, and incorporated herein by reference.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Amendment No. 1 to Amended and Restated Credit Agreement, dated September 29, 2023, by and among the Company, as borrower, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ChampionX Corporation

Date:	October 2, 2023	By:	/s/ JULIA WRIGHT
Julia Wright
Senior Vice President, General Counsel and Secretary